UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2020
BIOELIFE CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-55604	98-0514250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 Seal Beach Blvd. Suite B-190 Seal Beach, CA	90740
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(702) 866-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 30, 2020, Sadler, Gibb & Associates, LLC (“Sadler Gibb”), resigned its position as the independent public accountant engaged to audit BioELife Corp.’s financial statements for the year ended December 31, 2019.

Sadler Gibb did not conduct an audit or issue an audit report for BioELife for the past two years, and therefore, Sadler Gibb has not issued an audit report in the past two years that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During its engagement by the Company, Sadler Gibb has not issued any audit reports on the financial statements of the Company, and there were no disagreements with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

BioELife has provided Sadler Gibb with a copy of the disclosures it is making in this Current Report on Form 8-K and has requested that Sadler Gibb furnish BioELife with a letter addressed to the Commission stating whether it agrees with the statements made by BioELife in this report and, if not, stating the respects in which it does not agree. A copy of the letter from Sadler Gibb addressed to the Securities and Exchange Commission dated May 5, 2020 is filed as Exhibit 16.01 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

Item 16	Letter on Change in Certifying Accountant
16.01	Letter from Sadler, Gibb & Associates, LLC. to Securities and Exchange Commission regarding change in certifying accountant dated May 5, 2020	This filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOELIFE CORP.
/s/ Gregory Rotelli
Gregory Rotelli
President and Chief Executive Officer
Date: May 6, 2020